EXECUTION VERSION
EXHIBIT 10.2
VICAR OPERATING, INC.
SECOND AMENDMENT TO
CREDIT AND GUARANTY AGREEMENT
     This SECOND AMENDMENT, dated as of June 1, 2007 (this “Second Amendment”) is entered into by and among VICAR OPERATING, INC., a Delaware corporation (“Company”), VCA ANTECH, INC., a Delaware corporation (formerly known as Veterinary Centers of America, Inc., “Holdings”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors (the “Guarantors”), the Lenders party hereto, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Joint Lead Arranger, Joint Bookrunner and as Sole Syndication Agent (in such capacity, “Syndication Agent”) and WELLS FARGO BANK, N.A. (“Wells Fargo”), as Joint Lead Arranger, Joint Bookrunner, Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successor in such capacity, “Collateral Agent”) and is made with respect to that certain Credit and Guaranty Agreement, dated as of May 16, 2005 and amended pursuant to that First Amendment thereto dated as of February 17, 2006, (the “Credit Agreement”) by and among Company, Holdings, the Guarantors, the Lenders party thereto from time to time, GSCP, as Joint Lead Arranger, Joint Bookrunner and as Sole Syndication Agent, and Wells Fargo, as Joint Lead Arranger, Administrative Agent and as Collateral Agent and Union Bank of California, N.A., as Documentation Agent. Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.
RECITALS:
     WHEREAS, the Company proposes incurring indebtedness in an aggregate principal amount of not more than $160,000,000 to facilitate the acquisition of AHP Holding Company, Inc., the parent corporation of Healthy Pet Corp. (the “AHP Acquisition”);
     WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and
     WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to such amendment relating to the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENTS TO CREDIT AGREEMENT
          A. Amendments to Section 1: Changes to Existing Definitions.
          (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Closing Date Term Loan” in its entirety and substituting therefor the following:

     ““Closing Date Term Loan” means a Term Loan made by a Lender to Company pursuant to Section 2.1(a)(i)(y).”
          (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated Capital Expenditures” in its entirety and substituting therefor the following:
     ““Consolidated Capital Expenditures” means, for any period, the aggregate of the expenditures of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries excluding, (i) any acquisition of assets that constitutes a Permitted Acquisition and (ii) for purposes of Section 6.8(e) only, any expenditures made by Company pursuant to Sections 2.13(a) and 2.13(b) hereof; provided, however, that notwithstanding any of the foregoing to the contrary, Consolidated Capital Expenditures shall include expenditures of Company and its Subsidiaries with respect to assets constituting a fee interest in real property acquired by Company or its Subsidiaries other than in connection with a Permitted Acquisition.”
          (c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Permitted Acquisition” in its entirety and substituting therefor the following:
     ““Permitted Acquisition” means any acquisition by Company or any of its Subsidiaries, whether by purchase, merger or otherwise, of (y) all or substantially all of the assets of, or 51% or more of the Capital Stock of, or a business line or unit or a division of, any Person or (z) any additional portion, or all, of the Capital Stock of any Permitted Partially-Owned Subsidiary; provided,
(i)	immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)	immediately after giving affect to any such Permitted Acquisition, at least $25,000,000 in cash or undrawn Revolving Commitments shall remain available;

(iii)	all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iv)	in the case of the acquisition of Capital Stock, (i) at least 51% of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned by Company or a Guarantor Subsidiary thereof, (ii) in the case of acquisitions where Company owns more than 51% but less than 100% of such Subsidiary, Company shall designate such Subsidiary as a Permitted Partially-Owned

Subsidiary, and (iii) except in the case of a Permitted Partially-Owned Subsidiary, Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;
(v)	Any Person or assets so acquired shall be located exclusively in the United States or Canada;

(vi)	Holdings and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended (as determined in accordance with Section 6.8(f)); provided, however, that with respect to the financial covenants set forth in Section 6.8(c), Holdings and its Subsidiaries shall be in pro forma compliance with the Leverage Ratio at a level 0.25x lower than those levels otherwise set forth therein;

(vii)	Company shall have delivered to Administrative Agent (A) at least five Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (vi) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8; provided, however, that Company shall not be required to comply with the provisions of this clause (vii) with respect to acquisitions unless the consideration of such acquisition is greater than $30,000,000;

(viii)	any Person or assets or division as acquired in accordance herewith shall be in a business or lines of business the same as, related, complementary or ancillary to, the business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date; and

(ix)	notwithstanding any of the foregoing to the contrary, "Permitted Acquisition” shall include any acquisition of any assets constituting a fee interest in real property in connection with such Permitted Acquisition; provided that an acquisition of a fee interest in real property “in connection with” a Permitted Acquisition shall include a fee interest in real property acquired subsequent to the closing date of such Permitted Acquisition so long as the Company or its Subsidiary is obligated as of the closing date of such Permitted Acquisition to purchase the fee interest on a date certain within one year of the closing date of such Permitted Acquisition.”

          (d) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Permitted Partially-Owned Subsidiary” in its entirety and substituting therefor the following:
     ““Permitted Partially-Owned Subsidiary” means (a) those Subsidiaries of Company listed on Schedule 1.2 existing on the Closing Date, and (b) those Subsidiaries of Company acquired or created after the Closing Date, including laboratories and other associated veterinary businesses, and designated by Company as a Permitted Partially-Owned Subsidiary by written notice to the Administrative Agent, provided, that, with respect to Permitted Partially-Owned Subsidiaries acquired or created after the Closing Date, (i) Company owns at least 51% of the outstanding Capital Stock of such Subsidiary, (ii) if the Permitted Partially-Owned Subsidiary is an animal hospital, the remaining Capital Stock of such Subsidiary is owned directly or indirectly, by one or more licensed veterinarians who are actively involved in the business of such Subsidiary, (iii) Company shall use its commercially reasonable efforts to cause such Subsidiary to become a Guarantor Subsidiary, (iv) if Company fails to obtain a Guaranty from such Subsidiary, then such Subsidiary shall not own and lease any Material Real Estate Assets, and (v) Company shall use commercially reasonable efforts to cause the owner of the remaining Capital Stock of such Subsidiary to pledge his or her Capital Stock in such Permitted Partially-Owned Subsidiary in favor of the Collateral Agent for the benefit of the Secured Parties; provided, further, that at no time shall the total portion of Consolidated Adjusted EBITDA contributed by all Subsidiaries constituting Permitted Partially-Owned Subsidiaries exceed 20% of Consolidated Adjusted EBITDA.”
          (e) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Term Loan” in its entirety and substituting therefor the following:
     ““Term Loan” means a Closing Date Term Loan, a Delayed Draw Term Loan, a New Term Loan or a Second Amendment Effective Date Term Loan.”
          (f) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Term Loan Commitment” in its entirety and substituting therefor the following:
     ““Term Loan Commitment” means the Closing Date Term Loan Commitments, the Second Amendment Effective Date Term Loan Commitments and the DDTL Commitments.”
          (g) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Term Loan Note” in its entirety and substituting therefor the following:
     ““Term Loan Note” means a promissory note substantially in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.”
     B. Amendments to Section 1: New Definitions.

          (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:
     ““Second Amendment” means that certain Second Amendment to Credit and Guaranty Agreement dated as of June [1] , 2007 by and among the Company, Holdings, the Guarantors and the Lenders and Agents party thereto.”
          (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:
     ““Second Amendment Effective Date” means June [1], 2007.”
          (c) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:
     ““Second Amendment Effective Date Term Loan” means a Term Loan made by a Lender to Company pursuant to Section 2.1(a)(i)(z).”
          (d) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:
     ““Second Amendment Effective Date Certificate” means the Second Amendment Effective Date Certificate substantially in the form of Exhibit M.”
          (e) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:
     ““Second Amendment Effective Date Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Second Amendment Effective Date Term Loan and “Second Amendment Effective Date Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender‘s Second Amendment Effective Date Term Loan Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Second Amendment Effective Date Term Loan Commitments as of the Second Amendment Effective Date is $160,000,000.”
          (f) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:
     ““Second Amendment Term Loan Maturity Date” means the earlier of (i) May 16, 2011, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.”

     C. Amendments to Section 2.
     (a) Section 2.1 of the Credit Agreement is hereby amended by deleting subsection (a)(i) in its entirety and replacing it with the following:
     “(i) (y) Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Closing Date Term Loan to Company in an amount equal to such Lender‘s Closing Date Term Loan Commitment. Company may make only one borrowing under the Closing Date Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a)(i)(y) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.12(a) and 2.13, all amounts owed hereunder with respect to the Closing Date Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender‘s Closing Date Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender‘s Closing Date Term Loan Commitment on such date.
     (z) Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Second Amendment Effective Date, a Second Amendment Effective Date Term Loan to Company in an amount equal to such Lender‘s Second Amendment Effective Date Term Loan Commitment. Company may make only one borrowing under the Second Amendment Effective Date Term Loan Commitment which shall be on the Second Amendment Effective Date. Any amount borrowed under this Section 2.1(a)(i)(z) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.12(a) and 2.13, all amounts owed hereunder with respect to the Second Amendment Effective Date Term Loans shall be paid in full no later than the Second Amendment Term Loan Maturity Date. Each Lender‘s Second Amendment Effective Date Term Loan Commitment shall terminate immediately and without further action on the Second Amendment Effective Date after giving effect to the funding of such Lender‘s Second Amendment Effective Date Term Loan Commitment on such date.”
     (b) Section 2.1 of the Credit Agreement is hereby amended by adding the following new subsection (d):
     “(d) Borrowing Mechanics for Second Amendment Effective Date Term Loans.
     (i) Company shall deliver to Administrative Agent a fully executed Second Amendment Effective Date Certificate (which shall be deemed to be a Funding Notice with respect to the Second Amendment Effective Date Term Loans for all purposes hereof) no later than three Business Days prior to the Second Amendment Effective Date. Promptly upon receipt by Administrative Agent of such certificate, Administrative Agent shall notify each Lender of the proposed borrowing.
     (ii) Each Lender shall make its Second Amendment Effective Date Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Second Amendment Effective Date, by wire transfer of same day funds in Dollars, at the

Principal Office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Second Amendment Effective Date Term Loans available to Company on the Second Amendment Effective Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Principal Office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Company.”
     (c) Section 2.5 of the Credit Agreement is hereby amended by adding the following sentence to the end of the section:
     “The proceeds of the Second Amendment Effective Date Term Loan shall be applied by Company to consummate a Permitted Acquisition and the other transactions contemplated by the Second Amendment.”
     (d) Section 2.11 of the Credit Agreement is hereby amended by deleting the first paragraph and the table therein in their entirety and replacing them with the following:
     The principal amount of the Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the last day of each Fiscal Quarter (each, an “Installment Date”) commencing June 30, 2007:

		Second Amendment
	Closing Date Term	Effective Date Term
Fiscal Quarter Ending	Loan Installments	Loan Installments
June 30, 2007	$948,264.91	$400,000
September 30, 2007	$948,264.91	$400,000
December 31, 2007	$948,264.91	$400,000
March 31, 2008	$948,264.91	$400,000
June 30, 2008	$948,264.91	$400,000
September 30, 2008	$948,264.91	$400,000
December 31, 2008	$948,264.91	$400,000
March 31, 2009	$948,264.91	$400,000
June 30, 2009	$948,264.91	$400,000
September 30, 2009	$948,264.91	$400,000
December 31, 2009	$948,264.91	$400,000
March 31, 2010	$948,264.91	$400,000
June 30, 2010	$948,264.91	$400,000
September 30, 2010	$948,264.91	$400,000
December 31, 2010	$948,264.91	$400,000
March 31, 2011	$948,264.91	$400,000

Term Loan Maturity Date	$356,547,604.65	$153,600,000

     (e) Section 2.13 of the Credit Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

               “(a) Asset Sales. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) so long as the reinvestment of any such Net Asset Sale Proceeds are considered Consolidated Capital Expenditures in the determination of the Fixed Charge Coverage Ratio, Company shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within two hundred seventy (270) days of receipt thereof in long term productive assets of the general type used in the business of Company and its Subsidiaries, including the purchase of one or more businesses and any real estate related to such businesses; provided further, pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments). Notwithstanding the foregoing, proceeds received by Holdings or any of its Subsidiaries from sale lease back transactions permitted under Section 6.11 shall be subject to the prepayment requirements set forth in Section 6.11 and not the prepayment requirements set forth in this Section 2.13(a).”
     (e) Section 2.13 of the Credit Agreement is hereby amended by deleting subsection (b) in its entirety and replacing it with the following:
               “(b) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) so long as the reinvestment of any such Net Insurance/Condemnation Proceeds are considered Consolidated Capital Expenditures in determination of the Fixed Charge Coverage Ratio, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within two hundred seventy (270) days of receipt thereof in long term productive assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments).”
     (f) Section 2.13 of the Credit Agreement is hereby amended by deleting subsection (c) in its entirety and replacing it with the following:
               “(c) [Reserved].”
     (g) Section 2.13 of the Credit Agreement is hereby amended by deleting subsection (e) in its entirety and replacing it with the following:

               “(e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2008), Company shall, no later than one hundred (100) days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow.”
     (h) Section 2.24 of the Credit Agreement is hereby amended by replacing the reference to “$25,000,000” with “$100,000,000” and deleting the last paragraph in its entirety and replacing it with the following:
     “The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Term Loans. In any event (i) the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the remaining weighted average life to maturity of the Term Loans, (ii) the applicable New Term Loan Maturity Date of each Series shall be no shorter than the final maturity of the Term Loans, and (iii) the rate of interest and any non-usage fee applicable to the New Term Loans of each Series shall be as determined by Company and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided however that the interest rate applicable to the New Term Loans after consummation of the transactions contemplated in the Second Amendment shall not be greater than the highest interest rate that may, under any circumstances, be payable with respect to Term Loans plus 0.25% per annum unless the interest rate with respect to the Term Loan is increased so as to equal the interest rate applicable to the New Term Loans. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Syndication Agent and Administrative Agent, to effect the provisions of this Section 2.24.”
          D. Amendments to Section 3.
          (a) Section 3.2 of the Credit Agreement is hereby amended by adding the following subsection (c):
          “(c) Second Amendment Effective Date Certificate. If the Credit Extension is a Second Amendment Effective Date Term Loan, Company shall have delivered to Administrative Agent a fully executed Second Amendment Effective Date Certificate with respect to the Second Amendment Effective Date Term Loan to be made on the Second Amendment Effective Date.”
          E. Amendments to Section 5
     (a) Section 5.1 of the Credit Agreement is hereby amended by replacing the word “month” with the word “quarter” in subsection (i).

          F. Amendments to Section 6.
          (a) Section 6.1 of the Credit Agreement is hereby amended by deleting the existing subsection (k) in its entirety and replacing it with the following:
          “(k) Indebtedness with respect to Capital Leases not involving real property in an aggregate amount not to exceed at any time $15,000,000;”
          (b) Section 6.1 of the Credit Agreement is hereby amended by deleting the existing subsection (m) in its entirety and replacing it with the following:
          “(m) Permitted Seller Notes (i) issued by Holdings as consideration in Permitted Acquisitions; provided, that the aggregate principal amount of such Permitted Seller Notes issued by Holdings shall not exceed $10,500,000; and (ii) issued by Company as consideration in Permitted Acquisitions; provided, that the aggregate amount of such Permitted Seller Notes issued by Company shall not exceed $4,500,000;”
          (c) Section 6.1 of the Credit Agreement is hereby amended by deleting “and” from the end of subsection (t) and adding “; and” to the end of subsection (u).
          (d) Section 6.1 of the Credit Agreement is hereby amended by adding the following new subsection (v):
          “(v) Indebtedness with respect to Capital Leases involving real property in an aggregate amount not to exceed at any time $70,000,000; provided, however, that to the extent that the amount of Indebtedness incurred under Section 6.1(k) remains less than $15,000,000, Company may increase the Indebtedness allowed under this Section 6.1(v) by the difference between (x) $15,000,000 and (y) the actual amount of indebtedness incurred under Section 6.1(k); provided, further, however, that such an increase in the Indebtedness allowed by this Section 6.1(v) above $70,000,000 shall reduce the $15,000,000 set forth in Section 6.1(k) on a dollar for dollar basis.”
          (e) Section 6.7 of the Credit Agreement is hereby amended by deleting subsection (m) in its entirety and replacing it with the following:
          “(m) other Investments in an aggregate amount not to exceed at any time $40,000,000 plus, for any Fiscal Year, the amount carried over to such Fiscal Year pursuant to the proviso in Section 6.8(e), but not utilized for Consolidated Capital Expenditures in such Fiscal Year.”
          (f) Section 6.8 of the Credit Agreement is hereby amended by deleting subsection (c) in its entirety and replacing it with the following:
          “(c) Leverage Ratio. Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2007, to exceed the correlative ratio indicated:”

Leverage
Fiscal Quarter	Ratio
March 31, 2007	2.75:1.00
June 30, 2007	3.25:1.00
September 30, 2007	3.25:1.00
December 31, 2007	3.25:1.00
March 31, 2008	3.00:1.00
June 30, 2008	3.00:1.00
September 30, 2008	3.00:1.00
December 31, 2008	3.00:1.00

March 31, 2009 and thereafter	2.75:1.00

          (g) Section 6.8 of the Credit Agreement is hereby amended by deleting subsection (e) in its entirety and replacing it with the following:
     “(e) Maximum Consolidated Capital Expenditures. Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures (i) in an aggregate amount in excess of $75,000,000 for Holdings and its Subsidiaries in Fiscal Year 2007 and (ii) in any Fiscal Year beginning with the Fiscal Year 2008, in an aggregate amount for Holdings and its Subsidiaries in excess of $85,000,000 in any Fiscal Year; provided, that 75% of any unutilized amount for any Fiscal Year may be utilized in the next succeeding Fiscal Year, but in no event shall any amount from any Fiscal Year prior to the immediately preceding Fiscal Year be utilized in the calculations of the foregoing (for the avoidance of doubt, any amount carried over from the immediately preceding Fiscal Year shall not be utilized in the current Fiscal Year until the entire amount allotted to the current Fiscal Year has been utilized);”
          (h) Section 6.8(f) of the Credit Agreement is hereby amended by replacing the reference to “$7,500,000” with “$10,000,000” and replacing the reference to “20%” with “22%.”
          (i) Section 6.9 of the Credit Agreement is hereby amended by deleting subsection (c) in its entirety and replacing it with the following:
          “(c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (i) are less than $5,000,000 with respect to any single Asset Sale or series of related Asset Sales (other than sales and lease backs) and (ii) when aggregated with the proceeds of all other Asset Sales (other than sales and lease backs) made within the same Fiscal Year, are less than $15,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company (or similar governing body)), (2) no less than 80% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.13(a);”
          (j) Section 6.9 of the Credit Agreement is hereby amended by deleting subsection (h) in its entirety and replacing it with the following:
          “(h) Permitted Acquisitions; provided, however, that with respect to any acquisition the consideration of which is greater than $30,000,000, Company shall not make such acquisition without the prior consent of Administrative Agent, such consent not to be unreasonably withheld, and notice to the Syndication Agent; provided, further, however, that with respect to any Permitted Acquisitions made in Canada, such Permitted Acquisitions shall not exceed $50,000,000 in the aggregate;”
          (k) Section 6.11 of the Credit Agreement is hereby amended by deleting the text of the existing section in its entirety and replacing it with the following:
     “No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease; provided, however, that Company and its Subsidiaries may sell and lease-back real estate assets without limitation provided, notwithstanding anything to the contrary set forth in this Agreement, that any proceeds received from such sale and lease back transactions in excess of $25,000,000 in the aggregate in any Fiscal Year shall be used to prepay (no later than the third Business Day following the date of receipt of such proceeds) the Loans in accordance with Section 2.14(b).”
          G. Amendments to Appendices, Schedules and Exhibits.
     The Credit Agreement is hereby amended by adding thereto Appendix A-3 in the form of Annex A and Exhibit M in the form of Annex B.
SECTION II. CONDITIONS PRECEDENT TO EFFECTIVENESS; POST EFFECTIVENESS COVENANT
     A. The effectiveness of the amendments set forth at Section I hereof is subject to the satisfaction, or waiver, of the following conditions on or before the date hereof (the “Second Amendment Effective Date”):
          (a) Company, Holdings and Requisite Lenders shall have indicated their consent by the execution and delivery of the signature pages hereof to the Administrative Agent.

          (b) Company shall have paid all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Credit Document.
          (c) (i) All conditions to the consummation of the AHP Acquisition set forth in the Merger Agreement by and among AHP Holding Company, Inc., Simon HP Acquisition, Inc. and VCA Antech, Inc. dated as of May 8, 2007 (the “Merger Agreement”) shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Syndication Agent, (ii) the AHP Acquisition shall have become effective in accordance with the terms of the Merger Agreement and (iii) the aggregate cash consideration paid to the stockholders of AHP Holding Company, Inc. as merger consideration pursuant to the terms of the Merger Agreement (excluding cash and cash equivalents of AHP Holding Company, Inc. as of the Closing Date (as defined in the Merger Agreement) which will be paid to the stockholders of AHP Holding Company, Inc.) shall not exceed $160.0 million.
          (d) Administrative Agent and Lenders shall have received such other documents and information regarding Credit Parties and the Credit Agreement as Administrative Agents or Lenders may reasonably request.
     B. Company shall, unless waived by the Administrative Agent or the Required Lenders, deliver within 60 days after the Second Amendment Effective Date (i) mortgages with respect to any recently acquired material properties (the “New Mortgages”) in form and substance reasonably satisfactory to Administrative Agent; (ii) modifications of all recorded mortgages in form and substance reasonably satisfactory to Administrative Agent; (iii) title insurance policies or marked up commitments for title insurance policies for each of the New Mortgages showing no Liens other than Permitted Liens and with any endorsements reasonably required by the Administrative Agent; and (iv) date down endorsements for all previously mortgaged sites showing no Liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
SECTION III. REPRESENTATIONS AND WARRANTIES
          A. Corporate Power and Authority. Each Credit Party has all requisite corporate power and authority to enter into this Second Amendment and to carry out the transactions contemplated by, and perform its obligations under the Credit Agreement and the other Credit Documents.
          B. Authorization of Agreements. The execution and delivery of this Second Amendment and the performance of the Credit Agreement and the other Credit Documents have been duly authorized by all necessary corporate or partnership (as applicable) action on the part of each Credit Party.
          C. No Conflict. The execution and delivery by each Credit Party of this Second Amendment and the performance by each Credit Party of the Credit Agreement and the other Credit Documents do not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of each Credit Party or any of its Subsidiaries except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority except to the extent such violation could not reasonably be expected to have a Material Adverse Effect or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which each Credit Party or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any contractual obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date.
          D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the execution and delivery by each Credit Party of this Second Amendment and the performance by each Credit Party of the Credit Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.
          E. Binding Obligation. This Second Amendment and the Credit Agreement have been duly executed and delivered by each Credit Party and each constitutes a legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
          G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Second Amendment that would constitute an Event of Default or a Default.

SECTION IV. ACKNOWLEDGMENT AND CONSENT
     Each of Holdings and each Domestic Subsidiary of Holdings (other than Company and certain Permitted Partially-Owned Subsidiaries) has (i) guaranteed the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure its obligations under the Credit Agreement and the Collateral Documents subject to the terms and provisions of the Credit Agreement. Each of Holdings and each Domestic Subsidiary of Holdings who has guaranteed the Obligations together with the Company are collectively referred to herein as the “Credit Support Parties”, and the Credit Agreement and the Collateral Documents are collectively referred to herein as the “Credit Support Documents”.
     Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Second Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Second Amendment. Each Credit Support Party hereby confirms and affirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all “Obligations” under each of the Credit Support Documents, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Obligations” under each of the Credit Support Documents, as the case may be, in respect of the Obligations of the Company now or hereafter existing under or in respect of the Credit Agreement and hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent a continuing lien on and security interest in and to all Collateral (in each case as such term is defined in the applicable Credit Support Document) as collateral security for the prompt payment and performance in full when due of the “Obligations” under each of the Credit Support Documents to which it is a party (whether at stated maturity, by acceleration or otherwise).
     Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Second Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Credit Agreement, this Second Amendment and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
     Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Second Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Second Amendment and (ii) nothing in the Credit Agreement, this Second Amendment or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION V. MISCELLANEOUS
          A. Binding Effect. This Second Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.
          B. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
          C. Reference to Credit Agreement. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Second Amendment.
          D. Effect on Credit Agreement. Except as specifically amended by this Second Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
          E. Execution. The execution, delivery and performance of this Second Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
          F. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
          G. APPLICABLE LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
          H. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Second Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company, Holdings and Administrative Agent and Syndication Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	VICAR OPERATING, INC.
	By:	/s/ Robert L. Antin
		Name:	Robert L. Antin
		Title:	Chief Executive Officer and President

	By:	/s/ Tomas W. Fuller
		Name:	Tomas W. Fuller
		Title:	Chief Financial Officer and Assistant Secretary

HOLDINGS:	VCA ANTECH, INC.
	By:	/s/ Robert L. Antin
		Name:	Robert L. Antin
		Title:	Chief Executive Officer and President

	By:	/s/ Tomas W. Fuller
		Name:	Tomas W. Fuller
		Title:	Chief Financial Officer and Assistant Secretary

GUARANTORS:
ALBANY VETERINARY CLINIC
ANIMAL CARE CENTER AT MILL RUN, INC.
ANIMAL CARE CENTERS OF AMERICA, INC.
ARROYO PETCARE CENTER, INC.
ASSOCIATES IN PET CARE, INC.
DIAGNOSTIC VETERINARY SERVICE, INC.
EDGEBROOK, INC.
INDIANA VETERINARY DIAGNOSTIC LAB, INC.
PET’S CHOICE, INC.
PETS’ RX, INC.
PRESTON PARK ANIMAL HOSPITAL, INC.
SOUND TECHNOLOGIES, INC.
SOUTH COUNTY VETERINARY CLINIC, INC.
TOMS RIVER VETERINARY HOSPITAL, P.A.
[Second Amendment to VCA Credit and Guaranty Agreement]

VCA — ASHER, INC.
VCA ALABAMA, INC.
VCA ALBANY ANIMAL HOSPITAL, INC.
VCA ALL PETS ANIMAL COMPLEX, INC.
VCA ANIMAL HOSPITALS, INC.
VCA CENTERS—TEXAS, INC.
VCA CENVET, INC.
VCA CLINIPATH LABS, INC.
VCA DOVER ANIMAL HOSPITAL, INC.
VCA MILLER-ROBERTSON #152
VCA MISSOURI, INC.
VCA NORTHWEST VETERINARY DIAGNOSTICS, INC.
VCA OF NEW YORK, INC.
VCA PROFESSIONAL ANIMAL LABORATORY, INC.
VCA REAL PROPERTY ACQUISITION CORPORATION
VCA TEXAS HOLDINGS, INC.
VCA TEXAS MANAGEMENT, INC.
WEST LOS ANGELES VETERINARY MEDICAL GROUP, INC.

By:	/s/ Robert L. Antin
	Name:	Robert L. Antin
	Title:	Chief Executive Officer and President

By:	/s/ Tomas W. Fuller
	Name:	Tomas W. Fuller
	Title:	Chief Financial Officer and Assistant Secretary

VETERINARY CENTERS OF AMERICA- TEXAS, L.P. By: VCA Centers-Texas, Inc., General Partner
By:	/s/ Robert L. Antin
	Name:	Robert L. Antin
	Title:	Chief Executive Officer and President

By:	/s/ Tomas W. Fuller
	Name:	Tomas W. Fuller
	Title:	Chief Financial Officer and Assistant Secretary

[Second Amendment to VCA Credit and Guaranty Agreement]

SOLE SYNDICATION AGENT,
JOINT LEAD ARRANGER, JOINT
BOOKRUNNER AND A LENDER:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
By:	/s/ Elizabeth Fischer
Authorized Signatory

[Second Amendment to VCA Credit and Guaranty Agreement]

ADMINISTRATIVE AGENT,
COLLATERAL AGENT, JOINT
LEAD ARRANGER, JOINT
BOOKRUNNER AND A LENDER:

WELLS FARGO BANK, N.A.
By:	/s/ S. Michael St. Geme
	Name:	S. Michael St. Geme
	Title:	Senior Vice President

[Second Amendment to VCA Credit and Guaranty Agreement]

ANNEX A TO
SECOND AMENDMENT TO
CREDIT AND GUARANTY AGREEMENT
APPENDIX A-3
TO CREDIT AND GUARANTY AGREEMENT
Second Amendment Effective Date Term Loan Commitments

Lender	Term Loan Commitments
Goldman Sachs Credit Partners L.P.	$140,000,000
Wells Fargo Bank, N.A.	$20,000,000

ANNEX A-1

ANNEX B TO
SECOND AMENDMENT TO
CREDIT AND GUARANTY AGREEMENT
EXHIBIT M TO
CREDIT AND GUARANTY AGREEMENT
SECOND AMENDMENT EFFECTIVE DATE CERTIFICATE
     THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:
          We are, respectively, the chief executive officer and the chief financial officer of VCA ANTECH, INC., a Delaware corporation (“Holdings”) VICAR OPERATING, INC., a Delaware corporation (“Company”).
          Pursuant to Sections 2.1 and 2.2 of the Credit and Guaranty Agreement, dated as of May 16, 2005 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC. (“Company”), VCA ANTECH, INC., (“Holdings”) and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Joint Lead Arranger, Joint Bookrunner and sole Syndication Agent and WELLS FARGO BANK, N.A., as Joint Lead Arranger, Joint Bookrunner and Administrative Agent, Company requests that Lenders make the following Loans to Company on the Second Amendment Effective Date in accordance with Section 2.4 of the Credit Agreement:
          (a) Term Loans:                                                                                  $[___,___,___]
          We have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.
          Based upon our review and examination described in paragraph (3) above, we certify, on behalf of Company, that as of the date hereof:
(a)	as of the Second Amendment Effective Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date;

ANNEX B-1

(b)	as of the Second Amendment Effective Date, no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby;

(c)	as of the Second Amendment Effective Date Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default; and

(d)	as of the Second Amendment Effective Date, the Company is in compliance with the provisions of Section 3.2(a)(ii) of the Credit Agreement.
          Each Credit Party has requested Akin Gump Strauss Hauer & Feld LLP to deliver to Agents and Lenders on the Second Amendment Effective Date favorable written opinions setting forth substantially the matters in the opinions designated in Exhibit D annexed to the Credit Agreement, and as to such other matters as Syndication Agent and Administrative Agent may reasonably request.
[Remainder of page intentionally left blank]

ANNEX B-2

     The foregoing certifications are made and delivered as of [_____], 2007.

Title: Chief Executive Officer

Title: Chief Financial Officer

ANNEX B-3